EXHIBIT 11

NATIONAL WESTERN LIFE INSURANCE COMPANY AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
For the Three Months Ended September 30, 2003 and 2002
(Unaudited)
(In thousands, except per share data)
	2003	2002

Numerator for basic and diluted earnings per share:
Earnings available to common stockholders
before and after assumed conversions	$10,437	11,815

Denominator:
Basic earnings per share -
weighted-average shares	3,541	3,525

Effect of dilutive stock options	35	29

Diluted earnings per share -
adjusted weighted-average
shares for assumed conversions	3,576	3,554

Basic earnings per share	$2.95	3.35

Diluted earnings per share	$2.91	3.33

EXHIBIT 11

NATIONAL WESTERN LIFE INSURANCE COMPANY AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
For the Nine Months Ended September 30, 2003 and 2002
(Unaudited)
(In thousands, except per share data)
	2003	2002

Numerator for basic and diluted earnings per share:
Earnings available to common stockholders
before and after assumed conversions	$37,248	32,857

Denominator:
Basic earnings per share -
weighted-average shares	3,531	3,521

Effect of dilutive stock options	27	33

Diluted earnings per share -
adjusted weighted-average
shares for assumed conversions	3,558	3,554

Basic earnings per share	$10.55	9.33

Diluted earnings per share	$10.47	9.25